Exhibit 99.1

        NIC Earns Four Cents Per Share as Same State Revenues
               Increase 16 Percent in the First Quarter


    OLATHE, Kan.--(BUSINESS WIRE)--April 30, 2007--NIC Inc. (NASDAQ:EGOV) today announced net income of $2.7 million and earnings per share of four cents on total revenues of $20.6 million for the three months ended March 31, 2007. Operating income was $4.1 million for the quarter. The Company reported net income of $2.9 million and earnings per share of five cents on total revenues of $15.7 million in first quarter 2006.

    Quarterly portal revenues were a record $19.9 million, a 17 percent increase over first quarter 2006. On a same state basis, portal revenues grew 16 percent in the first quarter, compared to an eight percent increase during the same period a year ago. NIC's online income tax payment, Uniform Commercial Code filing, and professional license renewal services performed well in the first quarter, helping same state transaction-based revenues from non-driver record exchange (non-DMV) applications rise 38 percent. Total DMV revenues grew 10 percent on a same state basis in the first quarter, up from three percent growth during the same period last year.

    "Thanks to the efforts of our employees nationwide, NIC continues to deliver valuable eGovernment services to our 19 state partners as well as the citizens and businesses they serve," said Jeff Fraser, Chief Executive Officer of NIC. "Taxpayers expect government to provide a higher level of service, and we are well-positioned to help our state partners meet these rising demands by building and managing the next generation of innovative online government services."

    In the first quarter, NIC's portals launched 84 new non-DMV revenue-generating services and another 136 applications are in the development pipeline. "We continue to see unlimited opportunity to build new services and cross-sell existing applications across our base of state and local government partners," said NIC President Harry Herington.

    Reflecting NIC's ongoing investment in long-term growth, selling and administrative expenses rose to $5.1 million in the current quarter compared to $3.4 million in the first quarter of 2006. As a percentage of portal revenue, selling and administrative expenses were 26 percent in the current quarter, up from 20 percent in the first quarter of 2006.

    "NIC is making strategic investments to more effectively influence the marketplace and elevate our presence in states that are most likely to outsource their portal operations," continued Fraser. "We are also enhancing several aspects of our operations to further improve how we cross-sell promising non-DMV services."

    The Company estimates the cost of these initiatives will be $4 - $6 million in 2007, with associated revenue unlikely prior to 2008.

    NIC ended the first quarter with approximately $33.1 million in cash. The Company declared a $0.75 per share special dividend in the first quarter that was paid to shareholders on February 20, 2007. The $46.7 million dividend payout was paid from NIC's short-term investments and cash reserves.

    Operating Highlights

    During the first quarter, a multiyear portal management contract renewal was approved by the state of Kansas (www.Kansas.gov), and a one-year contract extension was also granted by the state of Idaho (www.Idaho.gov).

    "We thank our partners in Kansas and Idaho for their continued votes of confidence," concluded Fraser.

    2007 Outlook

    For full-year 2007, NIC's previous guidance remains unchanged: total revenues of $80.0 - $81.5 million, portal revenues of $77.0 - $78.0 million, and software and services revenues of $3.0 - $3.5 million. NIC also anticipates operating income between $11.8 - $12.2 million and net income of $7.5 - $8.0 million.

    "Our portal business is on track for another solid year," said Eric Bur, Chief Financial Officer of NIC. "Portal margins should range from 45 - 47 percent in 2007 as we continue to reinvest in the portal business. We also expect selling and administrative expenses to range from 28 - 29 percent of portal revenue in 2007, which reflects our strategic investment in sales, marketing, and operations to drive future growth opportunities."

    NIC's projections do not include any new portal contracts.

First Quarter Earnings Webcast and Podcast Details
Webcast and Podcast Information

Monday, April 30, 2007
4:30 p.m. (EDT)
Call leaders:               Jeff Fraser, Chief Executive Officer
                            Harry Herington, President
                            Eric Bur, Chief Financial Officer

    The Webcast system is available at www.nicusa.com/investor. Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 11:00 p.m. (EDT) on July 30, 2007, by visiting www.nicusa.com/investor.

    An audio replay of NIC's first quarter earnings call will be available until 4:00 p.m. (EDT) on May 7 by dialing 1-800-405-2236 and using passcode 11088240.

    NIC's earnings announcements are also available via podcast download. For more information, visit www.nicusa.com/investor.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,600 state and local agencies that serve more than 61 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2006 Annual Report on Form 10-K filed on March 15, 2007, with the Securities and Exchange Commission.

                               NIC INC.
                          FINANCIAL SUMMARY
                             (UNAUDITED)
                Thousands except for per share amounts

                                                   Three months ended
                                                        March 31,
                                                     2007      2006
                                                   --------- ---------
Revenues:
  Portal revenues                                  $ 19,868  $ 16,989
  Software & services revenues                          766    (1,241)
                                                   --------- ---------
     Total revenues                                  20,634    15,748
                                                   --------- ---------

Operating expenses:
  Cost of portal revenues, exclusive of
   depreciation & amortization                       10,454     8,277
  Cost of software & services revenues, exclusive
   of depreciation & amortization                       470    (1,329)
  Selling & administrative                            5,120     3,428
  Depreciation & amortization                           536       505
                                                   --------- ---------
     Total operating expenses                        16,580    10,881
                                                   --------- ---------

Operating income                                      4,054     4,867
                                                   --------- ---------

Other income (expense):
  Interest income                                       580       380
  Equity in net loss of affiliates                        -       (97)
                                                   --------- ---------

  Total other income (expense)                          580       283
                                                   --------- ---------

Income before income taxes                            4,634     5,150
Income tax provision                                  1,888     2,232
                                                   --------- ---------

Net income                                         $  2,746  $  2,918
                                                   --------- ---------

Basic net income per share                         $   0.04  $   0.05
                                                   --------- ---------
Diluted net income per share                       $   0.04  $   0.05
                                                   --------- ---------

Weighted average shares outstanding:
  Basic                                              61,652    61,129
                                                   --------- ---------
  Diluted                                            61,969    61,596
                                                   --------- ---------

Key Financial Metrics:
Revenue growth - outsourced portals                      17%       24%
Same state revenue growth - outsourced portals           16%        8%
Gross profit percentage - outsourced portals             47%       51%
Selling & administrative costs as a percentage of
 portal revenues                                         26%       20%
Recurring portal revenue percentage                      93%       97%

Portal Revenue Analysis (Thousands):
DMV                                                $ 11,460  $ 11,176
Non-DMV                                               8,408     5,813
                                                   --------- ---------
  Total                                            $ 19,868  $ 16,989
                                                   --------- ---------


                               NIC INC.
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                              Thousands

                                               March 31,  December 31,
                                                 2007         2006
                                              ----------- ------------


                                ASSETS
Current assets:
  Cash and cash equivalents                   $   33,083  $    36,745
  Marketable securities                                -       45,008
  Trade accounts receivable                       37,437       28,729
  Unbilled revenues                                  205        1,069
  Deferred income taxes                              817          711
  Prepaid expenses & other current assets          1,196        1,645
                                              ----------- ------------
    Total current assets                          72,738      113,907

Property and equipment, net                        4,324        3,790
Deferred income taxes                             21,302       22,013
Other assets                                         459          424
                                              ----------- ------------
    Total assets                              $   98,823  $   140,134
                                              ----------- ------------

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                            $   34,697  $    34,202
  Accrued expenses                                 5,970        5,911
  Application development contracts                  474          513
  Other current liabilities                          258          255
                                              ----------- ------------
    Total current liabilities                     41,399       40,881

Other long-term liabilities                        1,119            -
                                              ----------- ------------
    Total liabilities                             42,518       40,881
                                              ----------- ------------


Commitments and contingencies                          -            -

Shareholders' equity:
   Common stock, no par, 200,000 shares
    authorized 61,759 and 61,574 shares
    issued and outstanding                             -            -
   Additional paid-in capital                    164,584      210,210
   Accumulated deficit                          (108,111)    (110,789)
                                              ----------- ------------
                                                  56,473       99,421
  Less treasury stock                               (168)        (168)
                                              ----------- ------------
    Total shareholders' equity                    56,305       99,253
                                              ----------- ------------
        Total liabilities and shareholders'
         equity                               $   98,823  $   140,134
                                              ----------- ------------


                               NIC INC.
              SUMMARY OF CHANGES IN SHAREHOLDERS' EQUITY
                             (UNAUDITED)
                              Thousands

               Common Stock
              -------------- Additional
                              Paid-In   Accumulated Treasury
              Shares  Amount  Capital     Deficit    Stock     Total
              ------- ------ ---------- ----------- -------- ---------

Balance,
 January 1,
 2007         61,574  $   -  $ 210,210  $ (110,789) $  (168) $ 99,253
Cumulative
 effect of
 FIN 48            -      -          -         (68)       -       (68)
Net income         -      -          -       2,746        -     2,746
Cash
 dividends on
 common stock      -      -    (46,730)          -        -   (46,730)
Stock options
 exercised       133      -        454           -        -       454
Stock-
 based
 compensation      -      -        411           -        -       411
Issuance of
 common stock
 under
 employee
 stock
 purchase
 plan             52      -        239           -        -       239
             -------- ------ ---------- ----------- -------- ---------
Balance,
 March 31,
 2007         61,759  $   -  $ 164,584  $ (108,111) $  (168) $ 56,305
             -------- ------ ---------- ----------- -------- ---------


                               NIC INC.
                          CASH FLOW SUMMARY
                             (UNAUDITED)
                              Thousands

                                                    Three months ended
                                                        March 31,
                                                      2007     2006
                                                    --------- --------


Cash flows from operating activities:
  Net income                                        $  2,746  $ 2,918
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
        Depreciation & amortization                      536      505
        Stock-based compensation expense                 411      200
        Application development contracts                (39)    (556)
        Deferred income taxes                          1,656    2,071
        Equity in net loss of affiliates                   -       97

  Changes in operating assets and liabilities
        (Increase) in trade accounts receivable       (8,708)  (4,358)
        Decrease in unbilled revenues                    864    2,029
        (Increase) decrease in prepaid expenses &
         other current assets                            449     (113)
        Decrease in other assets                           -        9
        Increase in accounts payable                     495    7,893
        Increase (decrease) in accrued expenses           59   (1,983)
        Increase (decrease) in other current
         liabilities                                       3     (141)
                                                    --------- --------

  Net cash provided by (used in) operating
   activities                                         (1,528)   8,571
                                                    --------- --------


Cash flows from investing activities:
  Purchases of property and equipment                 (1,046)    (785)
  Capitalized internal use software development
   costs                                                 (59)     (46)
  Purchases of marketable securities                       -   (5,000)
  Sales and maturities of marketable securities       45,008        -
                                                    --------- --------

  Net cash provided by (used in) investing
   activities                                         43,903   (5,831)
                                                    --------- --------


Cash flows from financing activities:
  Cash dividends on common stock                     (46,730)       -
  Proceeds from sale of treasury stock                     -       65
  Proceeds from employee common stock purchases          239      157
  Proceeds from exercise of employee stock options       454      307
                                                    --------- --------

  Net cash provided by (used in) by financing
   activities                                        (46,037)     529
                                                    --------- --------


Net increase (decrease) in cash and cash
 equivalents                                          (3,662)   3,269
Cash and cash equivalents, beginning of period        36,745   36,902
                                                    --------- --------
Cash and cash equivalents, end of period            $ 33,083  $40,171
                                                    --------- --------


    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com